UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 13, 2024

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant’s telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	TCBIO	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
On April 18, 2024, Texas Capital Bancshares, Inc. (the “Company”) issued a press release and made available presentation slides regarding its operating and financial results for its fiscal quarter ended March 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the presentation is attached hereto as Exhibit 99.2.
The information in Item 2.02 of this report (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 13, 2024, Tim J. Storms, Managing Director and Chief Risk Officer of the Company and Texas Capital Bank, informed the Company that he plans to retire on or around June 15, 2024. The Company intends to conduct a search to fill the role of Chief Risk Officer. Following his retirement, it is expected that Mr. Storms will provide certain consulting and advisory services to the Company and Texas Capital Bank to ensure a smooth and orderly transition of his responsibilities.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 16, 2024, the Company held its Annual Meeting. The matters voted on at the Annual Meeting and final voting results are summarized below.

Proposal 1 - A Company proposal to elect twelve directors each to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

	Number of Shares
Nominee	Voted For	Votes Withheld	Broker Non-Votes
Paola M. Arbour	41,258,109	744,114	1,719,406
Jonathan E. Baliff	41,607,296	394,927	1,719,406
James H. Browning	40,664,844	1,321,332	1,735,453
Rob C. Holmes	41,227,661	758,515	1,735,453
David S. Huntley	41,273,495	728,728	1,719,406
Charles S. Hyle	41,493,111	509,112	1,719,406
Thomas E. Long	38,169,298	3,816,878	1,735,453
Elysia Holt Ragusa	39,940,311	2,045,865	1,735,453
Steven P. Rosenberg	40,622,983	1,363,193	1,735,453
Robert W. Stallings	40,887,808	1,098,368	1,735,453
Dale W. Tremblay	37,694,276	4,291,900	1,735,453
Laura L. Whitley	41,634,920	367,303	1,719,406
Each of the twelve director nominees was elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Proposal 2 - A Company proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024:

Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
43,240,252	465,110	16,267	—
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024 was ratified.

Proposal 3 - A Company proposal to approve, on an advisory basis, the 2023 compensation of the Company's named executive officers as disclosed in the Proxy Statement:

Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
34,692,257	7,267,144	42,822	1,719,406
The 2023 compensation of the Company’s named executive officers was approved on an advisory basis.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits
99.1    Press Release, dated April 18, 2024 announcing Texas Capital Bancshares, Inc.'s operating and financial results for its fiscal quarter ended March 31, 2024

99.2    Presentation dated April 18, 2024 discussing Texas Capital Bancshares, Inc.’s operating and financial results for its fiscal quarter ended March 31, 2024

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 18, 2024	TEXAS CAPITAL BANCSHARES, INC.
		By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock Chief Financial Officer